                                                                    Exhibit 10.4







                 MetLife Deferred Compensation Plan for Officers
              (as amended and restated effective October 22, 2002)

1. Purpose. The purpose of the Plan is to provide an opportunity for Participants to delay receipt of certain compensation until a later date, at which time payment of the compensation will be made after adjustment for the simulated investment experience of such compensation from date of deferral.

2. Plan Administration.
   -------------------

   2.1. The Plan Administrator shall administer the Plan.

   2.2. The Plan Administrator may establish, amend, and rescind rules and regulations relating to the Plan, provide for conditions necessary or advisable to protect the interest of the MetLife Companies, construe all communications related to the Plan, and make all other determinations it deems necessary or advisable for the administration and interpretation of the Plan.

   2.3. Determinations, interpretations, and other actions made by the Plan Administrator shall be final, binding, and conclusive for all purposes and upon all individuals.

   2.4. The Plan Administrator may prescribe forms as the sole and exclusive means for Participants to take actions authorized or allowed under the Plan. The Plan Administrator may issue communications to Eligible Associates and Participants as it deems necessary or appropriate in connection with the Plan (including but not limited to communications explaining the risks and potential benefits of the Investment Tracking Funds). The Plan Administrator may, in its sole discretion, adjust the value of Deferred Compensation Accounts on a basis other than as prescribed in Deferral Elections or Reallocation Elections, including but not limited to the use of Investment Tracking Funds other than those selected by the Participant.

   2.5. Except to the extent prohibited by law, Communication by the Plan Administrator (and by an Eligible Associate or Participant to the extent authorized by the Plan Administrator) of any document or writing, including any document or writing that must be executed by a party, may be in an electronic form of communication.

   2.6. The Plan Administrator may appoint such agents, who may be officers or employees of a MetLife Company, as it deems necessary or appropriate to assist it in administering the Plan and may grant authority to such agents to execute documents and take action on its behalf. The Plan Administrator may consult such legal counsel, consultants, or other professional as it deems desirable and may rely on any opinion received from any such professional or from its agent. All expenses incurred in the administration of the Plan shall be paid by one or more of the MetLife Companies.

3. Eligibility to Participate. Each Officer shall be eligible to participate in this Plan; provided, however, that unless the Plan Administrator determines otherwise, no Officer who receives a payment pursuant to Section 13 of this Plan shall be eligible to participate in this Plan with regard to Compensation payable in any calendar year prior to the calendar year next beginning after the third anniversary of such payment pursuant to Section 13 is made.

4. Deferral Elections.
   ------------------

   4.1. Each calendar year at such time as is determined by the Plan Administrator, each Eligible Associate may complete a Deferral Election applicable to the Eligible Associate's Compensation payable in the following calendar year and submit such Deferral Election to the Plan Administrator. The Plan Administrator shall prescribe the form(s) of Deferral Election.

   4.2. Each Deferral Election shall indicate (a) the percentage, in increments of 5%, or maximum dollar amount of base salary that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Cash Compensation Account, which shall be no greater than 75% of base salary; (b) the percentage, in increments of 5%, or maximum dollar amount of Cash Incentive Compensation, by plan under which such Compensation may be payable, that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Cash Compensation Account (provided, however, that if the Participant expresses a maximum dollar amount of Cash Incentive Compensation for deferral and the amount of Cash Incentive Compensation actually payable to the Participant is less than the maximum dollar amount specified, the Deferral Election shall be deemed to apply to the full amount of the Cash Incentive Compensation); (c) the percentage, in increments of 5%, of Stock Compensation that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Stock Compensation Account; (d) the Investment Tracking Fund(s) which the Eligible Participant selects to adjust the value of the Deferred Cash Compensation Account and the value of the Matching Contribution Account, in increments of 5%; (e) the date on which the Eligible Participant wishes the payment of the Deferred Stock Compensation Account to begin;
        (f) the date on which the Eligible Participant wishes the payment of the Deferred Cash Compensation Account and Matching Contribution Account to begin; (g) whether the Deferred Compensation Accounts are to be paid in a single lump sum or annual installments; and (h) if the Deferred Compensation Accounts are to be paid in annual installments, the number (not to exceed fifteen (15)) of such installments.

   4.3. Each Deferral Election that specifies any deferral of base salary in terms of a maximum dollar amount rather than in percentage terms must specify deferral of at least two hundred dollars ($200) of base salary per pay period. Each Deferral Election that specifies any deferral of Cash Incentive Compensation in terms of a maximum dollar amount rather than in percentage terms must specify deferral of at least five thousand dollars ($5,000) of Cash Incentive Compensation per year.

   4.4. Each Deferral Election shall indicate the date(s) on which the Eligible Associate wishes the payment of a Deferred Compensation Account to begin by indicating either: (a) a single date certain that is no earlier than January 1 of the calendar year following the calendar year in which the third anniversary of the latest date any Compensation subject to the Deferral Election would have otherwise been paid; (b) the date of the Eligible Associate's Retirement Eligibility.

   4.5. The Plan Administrator may, in its discretion, either reject or reform any Deferral Election not consistent with (a) this Section 4;
        (b) employer compliance with legal requirements (including those regarding sufficient tax withholding and those regarding payroll taxation for FICA or otherwise); or (c) requirements for employee contributions or premium payments from compensation under the terms of any ERISA plan.

5. Investment Tracking.
   -------------------

   5.1. Except as provided in Section 2.4 of this Plan, the value of a Participant's Deferred Stock Compensation Account shall be adjusted using the MetLife Deferred Shares Fund as provided in Section 6.1 of this Plan, on the same basis as if the value of such Stock Compensation had been invested in MetLife Stock for such period(s) of time determined by the Deferral Election until it is payable.

   5.2. Except as provided in Sections 2.4 and 5.1 of this Plan, the value of each Participant's Deferred Cash Compensation Account and Matching Contribution Account shall be adjusted to reflect the simulated investment performance using the Investment Tracking Funds selected by the Participant for purposes of such valuation in the Deferral Election, and those selected by the Participant in subsequent Reallocation Elections, on the same basis as if the value of such Deferred Compensation Accounts had been invested in such Investment Tracking Funds for such period(s) of time determined by the Deferral Election and any Reallocation Election until it is payable.

   6. Investment Tracking Funds. The methods of Investment Tracking described in this Section 6 shall be available for Deferral Elections and Reallocation Elections. If this Section 6 is amended, the Plan Administrator may require the Participant to make an appropriate change in the Participant's Investment Tracking or make unilaterally impose a method of Investment Tracking with regard to such parts of a Participant's Deferred Compensation Accounts affected by that amendment.

   6.1. MetLife Deferred Shares Fund. Subject to Section 14.5 of this Plan, value tracked in this Investment Tracking Fund shall be accounted in number of tracking shares equal to the number of shares of MetLife Stock deferred and adjusted to simulate the effect of each and any of the following on the Stock Compensation had it been paid in MetLife Stock:
        (a) dividend; (b) stock dividend; (c) stock split; (d) MetLife, Inc. recapitalization (including, but not limited, to the payment of an extraordinary dividend), (e) merger, consolidation, combination, or spin-off affecting MetLife, Inc. capitalization; (f) distribution of MetLife, Inc. assets to holders of MetLife Stock (other than ordinary cash dividends); (g) exchange of shares, or (h) other similar corporate change. Unless otherwise determined by the Plan Administrator, only the value of deferred Stock Compensation may be tracked in the MetLife Deferred Shares Fund.

   6.2. Actively managed funds: Investment Tracking according to the changes in value of shares and simulated reinvested dividends and other distributions to share/accountholders in:

    6.2.1.   MetLife SIP Fixed Income Fund

    6.2.2.   Lord Abbett Bond Debenture Fund

    6.2.3.   Oakmark Fund(R)

    6.2.4.   MetLife SIP Fixed Income Fund

    6.2.5.   Oakmark International Portfolio

   6.3. Market index funds: Investment Tracking according to the changes in value of shares in:

    6.3.1.   S&P 500 (R) Index

    6.3.2.   Russell 2000 (R) Index

    6.3.3.   Nasdaq Composite (R) Index

    6.3.4.   MSCI-EAFE (R) Index

    6.3.5.   Lehman Brothers (R) Aggregate Bond Index

    6.3.6.   Merrill Lynch US High Yield Master II Index

    6.3.7.   MSCI EMF Index sm

7. Reallocation Elections.
   ----------------------

   7.1. The Participant may change the Investment Tracking Funds used to adjust either (a) the value of new contributions to his/her Deferred Compensation Cash Account and credits to his/her Matching Contribution Account, from the date(s) Compensation is deferred rather than paid and any matching contributions are credited, as the case may be; and/or (b) the value of the Participant's existing Deferred Cash Compensation Account and Matching Contribution Account.

   7.2. Unless otherwise determined by the Plan Administrator, a Reallocation Election shall be effective on the date it is received by the Plan Administrator, or on the following business day if it is received by the Plan Administrator at a time when the Plan Administrator determines it is not practicable or convenient to the operation of the Plan to apply such Reallocation on the date it is received. The number of Reallocation Elections by a Participant regarding each of items (a) and (b) of
        Section 7.1, respectively, shall not exceed six (6) in any calendar year.

8. Matching Contribution. A Participant's Matching Contribution Account shall be credited with the amount of matching contributions (if any) with which the Participant's SIP account would have been credited under the terms and provisions of SIP with relation to deferred Compensation had the Compensation not been deferred.

9. Beneficiary Designation. The Plan Administrator shall prescribe the form by which each Eligible Associate and Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively, and among whom payments received under this Plan may be split as indicated by the individual) for purposes of receiving payment of Deferred Compensation Accounts under this Plan after the death of such individual. Each designation will be effective only upon its receipt by the Plan Administrator during the life of the individual making the designation and shall revoke all prior beneficiary designations by that individual related to this Plan.

10.  Payment of Deferred Compensation Accounts.
     -----------------------------------------

     10.1. Amount. Except as provided in Section 2.4 of this Plan, the amount of payment(s) of each Deferred Compensation Account shall reflect the value of those Deferred Compensation Accounts through the date each payment of Deferred Compensation Accounts is payable, as adjusted for Investment Tracking. If payment of Deferred Compensation Accounts is to be made in installments, then the amount of each installment payment will be determined by dividing the value of each of the Deferred Compensation Accounts at the time each payment is due by the remaining number of installments in which the Deferred Compensation Accounts is to be paid.

     10.2. Form. Except as provided in Section 14.5 of this Plan, payment of a Participant's Deferred Stock Compensation Account shall be made in the form of shares of MetLife Stock. The form of payment of all other Deferred Compensation Accounts shall be cash.

     10.3.  Timing and Number of Payments.
            -----------------------------

         10.3.1. If a Participant dies on any date prior to completion of all payments from a Participant's Deferred Compensation Accounts, the unpaid portions of the Participant's Deferred Compensation Accounts shall become immediately payable in a lump sum.

         10.3.2. If the date on which payment of a Participant's Deferred Compensation Accounts is to begin, as specified in the Participant's Deferral Election, occurs prior to the Participant's Employment Discontinuance, then the Participant's Deferred Compensation Accounts shall be payable beginning on the date determined by the Participant's Deferral Election and in the number of payments determined by the Participant's Deferral Election; provided, however, that if the Participant's Employment Discontinuance occurs prior to the completion of all such payments, then all remaining Deferred Compensation Account shall be paid in a lump sum.

         10.3.3. If the date on which payment of a Participant's Deferred Compensation Accounts is to begin, as specified in the Participant's Deferral Election, has not occurred prior to the Participant's Employment Discontinuance, and Participant is Retirement Eligible upon Employment Discontinuance (or upon the conclusion of the Participant's receipt of severance payments), then the Participant's Deferred Compensation Accounts shall be payable beginning on the date determined by the Participant's Deferral Election and in the number of payments determined by the Participant's Deferral Election.

         10.3.4. If the date on which payment of a Participant's Deferred Compensation Accounts has not yet occurred, as specified in the Participant's Deferral Election, prior to the Participant's Employment Discontinuance, and the Participant (a) is not Retirement Eligible upon Employment Discontinuance; (b) is, at Employment Discontinuance, eligible to participate in a severance plan offered by a MetLife Company; and (c) will be deemed to be Retirement Eligible upon attaining age 55, then the Participant's Deferred Compensation Accounts shall be payable and in the number of payments determined by the Participant's Deferral Election beginning on the date determined by the Participant's Deferral Election; provided, however, that if the Participant's Deferral Election specified payment upon Retirement Eligibility then the Participant's Deferred Compensation Accounts shall be payable upon the Participant's Employment Discontinuance.

         10.3.5. If the date on which payment of a Participant's Deferred Compensation Accounts is to begin, as specified in the Participant's Deferral Election, has not occurred prior to the Participant's Employment Discontinuance, and neither Sections
                 10.3.3 nor 10.3.4 applies to the Participant, then the Participant's Deferred Compensation Accounts shall be payable in a lump sum upon the Participant's Employment Discontinuance, notwithstanding the Participant's Deferral Election.

         10.3.6. Notwithstanding any of the other terms of this Section 10.3, distribution of amounts from a Participant's Matching Contribution Account shall not be made beginning on any date earlier than the date on which payments of Matching Contributions could have been payable under the terms of SIP. To the extent that the Participant's Matching Contribution Account is not payable on the earliest date(s) that the Participant's other Deferred Compensation Accounts become payable, in each case by virtue of this Section 10.3.6, the Matching Contribution Account shall be paid in a lump sum.

         10.3.7. Notwithstanding any of the other terms of this Section 10.3, except Section 10.3.6, if a Participant's Deferred Compensation Accounts are payable pursuant to Section 12 or Section 13 of this Plan, payment shall be made in a single lump sum.

         10.3.8. Notwithstanding any of the other terms of this Section 10.3, if a Participant's Deferred Compensation Accounts are otherwise payable upon Employment Discontinuance, but as of that date the Participant has been offered severance pay, then the Participant's Deferred Compensation Accounts shall be payable upon the later of (x) the Participant's date of Employment Discontinuance and (y) the date the final severance payment is made to the Participant by a MetLife Company or an Affiliate. Notwithstanding the foregoing, if this Section 10.3.8 applies, the Plan Administrator may, in its sole discretion, determine that the Deferred Compensation Accounts are payable on any date after the Participant's date of Employment Discontinuance.

         10.3.9. Payment(s) of a Participant's Deferred Compensation Accounts shall be made as soon as practicable after they are payable, as determined by the Plan Administrator.

      10.4. To Whom Paid. Except as otherwise provided in this Section 10.4 of this Plan, all payments of a Participant's Deferred Compensation Accounts will be made to the Participant. If a Participant dies on any date prior to the date of the completion of all such payments, all unpaid value in the Participant's Deferred Compensation Accounts shall be paid to the beneficiary designated for that purpose by the Participant. If the Participant's designated beneficiary has not survived the Participant, or the Participant has designated no beneficiary for purposes of this Plan, such payment will be made to the Participant's surviving spouse, if any, or if the Participant has no spouse to the Participant's estate.

      10.5. Withholding. Withholding of taxes and other items required by law shall be made from each payment of a Participant's Deferred Compensation Account.

11. Loans and Assignments. The Plan shall make no loan, including any loan on account of any Deferred Compensation Account, to any Participant or any other person nor permit any Deferred Compensation Account to serve as the basis or security for any loan to any Participant or any other person. No Participant or any other person may sell, assign, transfer, pledge, commute, or encumber any Deferred Compensation Account or any other rights under this Plan.

12. Hardship Accommodations. Upon the written request of an Eligible Associate or Participant, the Plan Administrator may, in its sole discretion and in light of any facts or considerations it deems appropriate, suspend the deferral of receipt of Compensation by the Eligible Associate or Participant pursuant to a Deferral Election and/or accelerate the payment of all or a portion of the Participant's Deferred Compensation Accounts on the grounds of a hardship need of the Participant. The total amount of deferrals suspended or payment advanced cannot exceed the amount required to satisfy the financial consequences of the hardship. The Plan Administrator shall provide the Eligible Associate or Participant with written notice of its determinations in response to the Eligible Associate's or Participant's request.

13. Accelerated Payment. A Participant shall, upon written request, be paid ninety per cent (90%) of the value of the Participant's Deferred Compensation Accounts but shall forfeit ten per cent (10%) of the value of the Participant's Deferred Compensation Accounts. Each participant receiving such a payment under this Section 13 shall be ineligible to participate in this Plan for such time as provided in Section 3 of this Plan.

14.    Change of Control.
       -----------------

       14.1. The Plan Administrator shall transmit to each Eligible Associate communications and documents necessary for each Participant to complete a Change of Control Election applicable to the Participant's Deferred Compensation Accounts.

       14.2. Each Change of Control Election shall indicate whether the Participant wishes payment of Deferred Compensation Accounts to be made under the circumstances described in Section 14.4 of this Plan.

       14.3. Upon the occurrence of a Change of Control, Section 2.3 of this Plan shall no longer be applicable to any rights, including accrued Deferred Compensation Accounts, existing in favor of any Participant as of the date before the Change of Control.

       14.4. Upon the occurrence of both (a) a Change of Control and (b) a Participant's Employment Discontinuance on or after the Change of Control but before the second anniversary of the Change of Control, payment of all Deferred Compensation Accounts shall be made in a lump sum to the Participant if the Participant's Change of Control Election specifies that payment shall be made in such circumstances.

       14.5. Upon a Change of Control, the value of a Participant's Deferred Stock Compensation Account shall immediately be determined using the Fair Market Value price of MetLife Stock on the date of the Change of Control. Thereafter, the value of the

             Participant's Deferred Stock Compensation Account shall be adjusted, and the form of payment of the Deferred Stock Compensation Account shall be in a form, each as determined prior to the Change of Control by the Plan Administrator on a basis the Plan Administrator determines is reasonable in light of the Change of Control. If the Plan Administrator makes no determination pursuant to the foregoing prior to the Change of Control, after a Change of Control the value of the Participant's Deferred Stock Compensation Account shall be adjusted, and the form of payment of the Deferred Stock Compensation Account shall be in a form, each on a basis as is selected by the Participant from among the same alternatives available at the time to the Participant with regard to the Deferred Cash Compensation Account.

15. Nature of Liability. All Deferred Compensation Accounts accrued under this Plan on or after January 1, 2003 are unsecured obligations of MetLife, Inc. and any successor thereto, are neither obligations, debts, nor liabilities of any other entity or party. This Plan and the liabilities created hereunder are unfunded. Investment Tracking, any other means for adjusting the value of Deferred Compensation Accounts, and any communication or documentation regarding this Plan or any Participant's Deferred Compensation are for recordkeeping purposes only and do not create any right, property, security, or interest in any assets of MetLife, Inc. or any other party. All Deferred Compensation Accounts accrued under this Plan on or after January 1, 2003 are subject to the claims of general creditors of MetLife, Inc; all Deferred Compensation Accounts accrued under this Plan prior to January 1, 2003 are subject to the claims of general creditors of the company liable for such Deferred Compensation Accounts. Notwithstanding the foregoing, if any MetLife Company employing a Participant ceases to be an Affiliate, the Plan Administrator may determine on or before the date of the transaction in which the MetLife Company ceased to be an Affiliate (or afterward, with the consent of an officer of MetLife, Inc.), that the liabilities associated with some or all of the employees of that MetLife Company who are Participants shall transfer from MetLife, Inc. to that MetLife Company as of the date that MetLife Company ceases or ceased to be an Affiliate.

16. No Guarantee of Employment; No Limitation on Employer Action. Nothing in this Plan shall interfere with or limit in any way the right of any employer to establish the terms and conditions of employment of any individual, including but not limited to compensation and benefits, or to terminate the employment of any individual, nor confer on any individual the right to continue in the employ of any employer. Nothing in this Plan shall limit the right of any employer to establish any other compensation or benefit plan. No Deferred Compensation Account shall be treated as compensation for purposes of a Participant's right under any other plan, policy, or program, except as stated or provided in such plan, policy, or program. Nothing in this Plan shall be construed to limit, impair, or otherwise affect the right of any entity to make adjustments, reorganizations, or changes to its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

17. Term of Plan. This Plan shall be effective in this restated form upon its approval by the Board of Directors of Metropolitan Life Insurance Company, and shall continue in effect unless and until it is terminated pursuant to its terms.

18. Governing Law. The Plan shall be construed in accordance with and governed by New York law, without regard to principles of conflict of laws.

19. Entire Plan; Third Party Beneficiaries. This Plan document is the entire expression of the Plan, and no other oral or written communication, other than documents authorized under this Plan and fulfilling its express terms, shall determine the terms of the Plan or the terms of any agreement between an Eligible Associate or Participant and a MetLife Company with regard to the Plan or Deferred Compensation Accounts. There are no third party beneficiaries to this Plan, other than Participants' respective beneficiaries designated under the terms of this Plan.

20. Amendment and Termination. Except to the extent otherwise required by law, the Plan Administrator may amend, modify, suspend, or terminate this Plan at any time. Any such amendment or termination will not reduce the amount in Deferred Compensation Accounts accrued under this Plan prior to the execution of such amendment or termination. For further clarification, except as stated in the sentence above (or as provided in Section 14), amendments may otherwise be made to any and all provisions of the Plan, including but not limited to amendments affecting the time of distribution of Deferred Compensation Accounts, affecting forms of distribution of Deferred Compensation Accounts, or affecting any of the Investment Tracking Funds or any other means for adjusting the value of Deferred Compensation Accounts.

21. Definitions. Capitalized terms in this Plan, and their forms, shall have the following meanings:

    21.1. "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, MetLife, Inc.

    21.2. "Cash Incentive Compensation" shall mean compensation payable in the form of cash under the Annual Variable Incentive Compensation Plan, awards under the Corporate Investments Incentive Plan, awards under the Real Estate Investments Incentive Plan, awards under the Agricultural Investments Incentive Plan, awards under the Individual Regional Executive Plan, awards under the Institutional Regional Executive Plan, and the Long Term Performance Compensation Plan (and, in the case of each incentive compensation plan, any successor plan(s)).

    21.3. "Change of Control" shall mean the occurrence of any of:

        21.3.1. any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), directly or indirectly, of securities of MetLife, Inc. representing 25% or more of the combined Voting Power of MetLife, Inc.'s securities;

        21.3.2. within any 24-month period, the persons who were directors of MetLife, Inc. at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of MetLife, Inc. (the "Board") or the board of directors of any successor to MetLife, Inc.; provided, however, that any director elected or nominated for election to the Board of Directors of MetLife, Inc. by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subsection 21.3.2;

           21.3.3. the stockholders of MetLife, Inc. approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of MetLife, Inc. which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of MetLife, Inc. immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (1) in the case of a merger or consolidation, the surviving or resulting corporation, (2) in the case of a share exchange, the acquiring corporation, or (3) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the MetLife, Inc. immediately prior to such Corporate Event; or

           21.3.4. any other event occurs which the Board of Directors of MetLife, Inc. declares to be a Change of Control.

       21.4. "Change of Control Election" shall mean a written document executed by the Eligible Associate specifying the Eligible Associate's instructions regarding the matters addressed by Section 14.4 of this Plan.

       21.5. "Compensation" shall mean base salary, Cash Incentive Compensation, and Stock Compensation payable by MetLife, Inc. or an Affiliate.

       21.6. "Deferral Election" shall mean a written document executed by the Eligible Associate specifying the Eligible Associate's instructions regarding the matters addressed by Section 4 of this Plan.

       21.7. "Deferred Cash Compensation Account" shall mean a record-keeping account established for the benefit of a Participant in which is credited Compensation otherwise payable in cash to a Participant, but accounted for to the credit of the Participant under the terms of this Plan rather than paid to the Participant as and when originally earned.

       21.8. "Deferred Compensation Account" shall mean a Deferred Cash Compensation Account, Deferred Stock Compensation Account, or a Matching Contribution Account (and, when used in the plural, all such Deferred Compensation Accounts to the credit of a Participant under the terms of this Plan). The value of each Deferred Compensation Account shall be adjusted as provided in this Plan.

       21.9. "Deferred Stock Compensation Account" shall mean a shall mean a record-keeping account established for the benefit of a Participant in which is credited Compensation otherwise payable in MetLife Stock to a Participant, but accounted for to the credit of the Participant under the terms of this Plan rather than paid to the Participant as and when originally earned.

       21.10. "Eligible Associate" shall mean an Officer at such times that Officer is eligible to participate in this Plan as provided in
             Section 3 of this Plan.

      21.11. "Employment Discontinuance" shall mean the termination of employment with a MetLife Company or an Affiliate, other than in connection with the transfer of employment to another MetLife Company or any Affiliate.

      21.12. "Fair Market Value" shall mean, for purposes of a Change of Control, the highest price per share of MetLife Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Plan Administrator if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board of Directors of MetLife, Inc., the highest Closing Value of the MetLife Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs. For this purpose, the "Closing Value" shall mean, on any date, the closing prices of MetLife Stock as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of MetLife Stock are quoted at the relevant time) on such date, and in the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Closing Value shall mean the closing price on the immediately preceding date on which MetLife Stock transactions were so reported.

      21.13. "Matching Contribution" shall mean the matching contributions (if any) with which the Participant's SIP account would have been credited under the terms and provisions of SIP with relation to deferred Compensation had the Compensation not been deferred.

      21.14. "Matching Contribution Account" shall mean a record-keeping account established for the benefit of a Participant in which is credited Matching Contributions.

      21.15. "MetLife Companies" shall mean MetLife Group, Inc.; Metropolitan Property and Casualty Insurance Company; MetLife Securities, Inc.; MetLife Trust Company and Association; MetLife Bank, National Association; and Edison Supply and Distribution, Inc.

      21.16. "MetLife Stock" shall mean shares of common stock of MetLife, Inc.

      21.17. "Officer" shall mean each individual who is employed by a MetLife Company paid from the United States in United States currency and is either (a) an officer of any one or more MetLife Companies; (b) an employee of any MetLife Company in the same or an equivalent compensation grade level as officers of that MetLife Company; or
             (c) an employee of any MetLife Company who was formerly a participant in the GenAmerica Executive Deferred Savings Plan.

      21.18. "Participant" shall mean each Eligible Associate who has had compensation deferred by operation of a deferral election under this Plan.

      21.19. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include (i) MetLife, Inc. or any Affiliate of MetLife, Inc., (ii) the MetLife Policyholder Trust (and any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (iii) any employee benefit plan (including an employee stock ownership plan) sponsored by MetLife, Inc. or any Affiliate of MetLife, Inc.

      21.20. "Plan" shall mean this MetLife Deferred Compensation Plan for Officers.

      21.21. "Plan Administrator" shall mean the Plan Administrator of the Retirement Plan, including any person to whom such office has been delegated consistent with the Retirement Plan.

      21.22. "Reallocation Election" shall mean a written document executed by the Participant specifying the Participant's instructions regarding the matters addressed by Section 7 of this Plan.

      21.23. "Retirement Eligible" shall mean: (a) if the Participant participates in the Retirement Plan, the Participant has met the age and service criteria necessary to begin receiving pension payments under the "traditional formula" in the Retirement Plan immediately upon terminating service (regardless of whether the Participant is actually eligible to receive "traditional formula" pension payments), and (b) if the Participant participates in any other retirement plan offered by a MetLife Company or any Affiliate, the Participant has met the age and service criteria necessary to begin receiving pension payments immediately upon terminating service.

      21.24. "Retirement Plan" shall mean the Metropolitan Life Retirement Plan for United States Employees.

      21.25. "SIP" shall mean each and all of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, the Metropolitan Life Auxiliary Savings and Investment Plan, and the Auxiliary Savings and Investment Plan of Participating Metropolitan Affiliates (and/or any successor plan(s)).

      21.26. "Stock Compensation" shall mean compensation payable in the form of shares of MetLife Stock, including awards in that form under the Long Term Performance Compensation Plan.

      21.27. "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

      21.28. "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.